EXHIBIT 99

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated May 1, 1998, included in Owens Corning Savings and Profit Sharing Plan's annual report on Form 11-K for the year ended December 31, 1997, into the Company's previously filed Registration Statements on Form S-8 and active S-3 (File Nos. 33-9563, 33-9986, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-
57886,  33-60487,  333-09367, 333-32145, 333-47961  and  333-
48153).








                                              ARTHUR ANDERSEN LLP




Toledo, Ohio,
June 24, 1998.